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                                                                     Exhibit 5.2


                                                                 9 February 2001


         Asia Global Crossing Ltd.
         Wessex House
         45 Reid Street
         Hamilton HM 12
         Bermuda

         Dear Sirs

         ASIA GLOBAL CROSSING LTD. (THE "COMPANY")

         We have acted as legal counsel in Bermuda to the Company and this opinion as to Bermuda law is addressed to you in connection with the filing by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-4 and related documents in relation to the offer by the Company to exchange all outstanding US$408,000,000 13.375% Senior Notes due 2010 (the "Exchange Securities") for US$408,000,000 13.375% Senior Notes due 2010 which have been registered under the Securities Act (the "Exchange Offer").

         Unless otherwise defined in this opinion or the Schedule to it, capitalised terms have the meanings assigned to them in the Purchase Agreement or the Indenture.

         For the purposes of this opinion we have examined and relied upon the documents listed (which, in some cases, are also defined) in the Schedule to this opinion (the "Documents").

         ASSUMPTIONS

         In stating our opinion we have assumed:-

         (a) the authenticity, accuracy and completeness of all Documents (including, without limitation, public records) submitted to us as originals and the conformity to authentic original Documents of all Documents submitted to us as certified, conformed, notarised or photostatic copies;
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         (b)      the genuineness of all signatures on the Documents;

         (c) the authority, capacity and power of each of the persons signing the Documents (other than the Company in respect of the Operative Documents);

         (d) that any representation, warranty or statement of fact or law, other than as to the laws of Bermuda, made in any of the Documents is true, accurate and complete;

         (e) that the Operative Documents constitute the legal, valid and binding obligations of each of the parties thereto, other than the Company, under the laws of its jurisdiction of incorporation or its jurisdiction of formation;

         (f) that the Operative Documents have been validly authorised, executed and delivered by each of the parties thereto, other than the Company, and the performance thereof is within the capacity and powers of each such party thereto, and that each such party to which the Company purportedly delivered the Operative Documents has actually received and accepted delivery of such Operative Documents;

         (g) that the Operative Documents will effect, and will constitute legal, valid and binding obligations of each of the parties thereto, enforceable in accordance with their terms, under the laws of the State of New York by which they are governed;

         (h) that the Operative Documents are in the proper legal form to be admissible in evidence and enforced in the courts of the State of New York and in accordance with the laws of the State of New York;

         (i) that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would be contravened by the execution or delivery of the Operative Documents or which would have any implication in relation to the opinions expressed herein and that, in so far as any obligation under, or action to be taken under, the Operative Documents is required to be performed or taken in any jurisdiction outside Bermuda, the performance of such obligation or the taking of such action will constitute a valid and binding obligation of each of the parties thereto under the laws of that jurisdiction and will not be illegal by virtue of the laws of that jurisdiction;

         (j) that the Searches were complete and accurate at the time that they were made and disclosed all information which is material for the purposes of this opinion and such information has not since such date been materially altered;

         (k) that the Resolutions are in full force and effect and have not been rescinded, either in whole or in part and accurately record the resolutions passed by the Board of Directors and the Executive Committee of the Board of Directors of the Company, in meetings which were duly convened and at which a duly constituted quorum was
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                  present and voting throughout and that there is no matter
                  affecting the authority of the Directors or Officers to enter into the Operative Documents, not disclosed by the Constitutional Documents or the Resolutions which would have any adverse implication in relation to the opinion expressed herein;

         (l) that the Company has entered into its obligations under the Operative Documents in good faith for the purpose of carrying on its business and that, at the time it did so, there were reasonable grounds for believing that the transactions contemplated by the Operative Documents would benefit the Company; and

         (m) that each transaction to be entered into pursuant to the Operative Documents is entered into in good faith and for full value and will not have the effect of preferring one Creditor over another;

         (n) that the Operative Documents which we have examined for the purposes of this opinion do not differ in any material respect from the drafts approved by the Board of Directors;

         (o) that when delivered the Registration Statement and the Prospectus will be in a form which does not differ in any material respect from the draft which we have examined for the purposes of this opinion; and

         (p) that the Initial Purchasers have not nor will not carry on "Investment Business" "in or from within Bermuda", within the meaning of those terms under the Investment Business Act 1998, in negotiating, executing, delivering and performing their obligations under the Operative Documents.


         OPINION

         Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:-

         (1) The Company has taken all necessary corporate action to authorise the execution and delivery of the Operative Documents to which it is a party and the delivery of the Registration Statement and the Prospectus, and to authorise the performance by it of the transactions contemplated in the Operative Documents.

         (2) The Company has taken all necessary corporate action to authorise the issuance and delivery of the Exchange Securities.

         (3) The Exchange Securities, when issued in accordance with the terms of the Indenture, duly executed by the Company, duly authenticated by the Trustee and issued and delivered against exchange of the Notes in accordance with the terms set
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                  forth in the Prospectus that forms part of the Registration
                  Statement, will constitute the legal, valid and binding obligations of the Company under the laws of Bermuda.

         RESERVATIONS

         We have the following reservations:-

         (a) The term "enforceable" as used in this opinion means that there is a way of ensuring that each party performs an agreement or that there are remedies available for breach.

         (b) We express no opinion as to the availability of equitable remedies such as specific performance or injunctive relief, or as to any matters which are within the discretion of the courts of Bermuda in respect of any obligations of the Company as set out in the Operative Documents. In particular, we express no opinion as to the enforceability of any present or future waiver of any provision of law (whether substantive or procedural) or any right or remedy which might otherwise be available presently or in the future under the Operative Documents.

         (c) Enforcement of the obligations of the Company under the Operative Documents may be limited or affected by applicable laws from time to time in effect relating to bankruptcy, insolvency or liquidation or any other laws or other legal procedures affecting generally the enforcement of creditors' rights.

         (d) Enforcement of the obligations of the Company may be the subject of a statutory limitation of the time within which such proceedings may be brought.

         (e) We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the Courts of Bermuda at the date hereof.

         (f) Where an obligation is to be performed in a jurisdiction other than Bermuda, the courts of Bermuda may refuse to enforce it to the extent that such performance would be illegal under the laws of, or contrary to public policy of, such other jurisdiction.

         (g) We express no opinion as to the validity, binding effect or enforceability of any provision incorporated into any of the Operative Documents by reference to a law other than that of Bermuda, or as to the availability in Bermuda of remedies which are available in other jurisdictions.
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         (h)      Where a person is vested with a discretion or may determine a matter in his or its opinion, such discretion may have to be exercised reasonably or such an opinion may have to be based on reasonable grounds.

         (i) We express no opinion as to the validity or binding effect of any provision of the Operative Documents which provides for the severance of illegal, invalid or unenforceable provisions.

         (j) A Bermuda court may refuse to give effect to any provisions of the Operative Documents in respect of costs of unsuccessful litigation brought before the Bermuda court or where that court has itself made an order for costs.

         (k) Searches of the Register of Companies at the office of the Registrar of Companies and of the Supreme Court Causes Book at the Registry of the Supreme Court are not conclusive and it should be noted that the Register of Companies and the Supreme Court Causes Book do not reveal:

                  (i) whether an application to the Supreme Court for a winding up petition or for the appointment of a receiver or manager has been prepared but not yet been presented or has been presented but does not appear in the Causes Book at the date and time the Search is concluded;

                  (ii) whether any arbitration or administrative proceedings are pending or whether any proceedings are threatened, or whether any arbitrator has been appointed;

                  (iii) details of matters which have been lodged for filing or registration which as a matter of general practice of the Registrar of Companies would have or should have been disclosed on the public file but have not actually been registered or to the extent that they have been registered have not been disclosed or appear in the public records at the date and time the search is concluded;

                  (iv) whether a receiver or manager has been appointed privately pursuant to the provisions of a debenture or other security, unless notice of the fact has been entered in the register of charges in accordance with the provisions of the Bermuda Companies Act 1981.

                  Furthermore, in the absence of a statutorily defined system for the registration of charges created by companies incorporated outside Bermuda ("overseas companies") over their assets located in Bermuda, it is not possible to determine definitively from searches of the register of charges maintained by the Registrar of Companies in respect of such overseas companies what charges have been
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                  registered over any of their assets located in Bermuda or
                  whether any one charge has priority over any other charge over such assets.

         (l) We express no opinion as to the validity or binding effect of any provision in the Operative Documents for the payment of interest at a higher rate on overdue amounts than on amounts which are current, or that liquidated damages or a penalty are or may be payable. Such a provision may not be enforceable if it could be established that the amount expressed as being payable was in the nature of a penalty; that is to say a requirement for a stipulated sum to be paid irrespective of, or necessarily greater than, the loss likely to be sustained or if it is expressed as a penalty. If it cannot be demonstrated to the Bermuda court that the higher payment was a reasonable pre-estimate of the loss suffered, the court will determine and award what it considers to be reasonable damages. Section 9 of The Interest and Credit Charges (Regulations) Act 1975 provides that the Bermuda courts have discretion as to the amount of interest, if any, payable on the amount of a judgment after date of judgment. If the Court does not exercise that discretion, then interest will accrue at the statutory rate which is currently 7% per annum.

         DISCLOSURE

         This opinion is addressed to you solely for your benefit and is neither to be transmitted to any other person, nor relied upon by any other person or for any other purpose nor quoted or referred to in any public document nor filed with any governmental agency or person, without our prior written consent, except as may be required by law or regulatory authority.


         This opinion is addressed to you in connection with the registration of the Exchange Securities and is not to be made available to, or relied on by any other person or entity, or for any other purpose, without our prior written consent except that the law firm of Simpson Thacher & Bartlett may rely on this opinion as if it were addressed to them for the purposes of rendering any opinion that such firm may be asked to deliver in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement.


         This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.


         Yours faithfully
         /s/ APPLEBY SPURLING & KEMPE
         APPLEBY SPURLING & KEMPE

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                                   SCHEDULE


         1. A copy of the Offering Memorandum dated October 6th, 2000 relating to the offering and sale of US$408,000,000 13.375% Senior Notes due 2010 (excluding Exhibits) (the "Offering Memorandum").

         2. A copy of the executed Purchase Agreement dated as of October 6th, 2000 (excluding Exhibits) and made between the Company, and the Initial Purchasers (the "Purchase Agreement").

         3. A copy of the executed Indenture dated as of October 12th, 2000 and made between the Company and United States Trust Company of New York (excluding Exhibits) (the "Indenture").

         4. A copy of the executed Registration Rights Agreement dated as of October 12th, 2000 among the Company and the Initial Purchasers (the "Registration Agreement").

         5. A copy of the draft Registration Statement of Form S-4 relating to the registration of the Exchange Securities (the "Registration Statement").

         6. A copy of the draft Prospectus dated [ ] January 2001 relating to the offer to exchange the Notes for the Exchange Securities (the "Prospectus").

         7. Certified copies of excerpts from the Minutes of the Meetings of the Board of Directors of the Company held on 5th October, 2000 and excerpts from the Minutes of the Executive Committee of the Board of Directors of the Company held on 25th September, 2000 (the "Resolutions").

         8. The entries and filings shown in respect of the Company on the files of the Company maintained at the office of the Registrar of Companies in Hamilton, Bermuda, as revealed by searches completed [ ] (Bermuda time) on the 10 January, 2001.

         9. The entries and filings shown in the Supreme Court Causes Book maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by searches completed between [ ] (Bermuda time) on the 10 January, 2001 in respect of the Company.

         (The searches referred to in items 8 and 9 above are together referred to as the "Searches").
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         10.      Certified copies dated 10 January 2001 of the Certificate of
                  Incorporation, Memorandum of Association and Bye-laws of the Company (the "Constitutional Documents").

         11. Certificate of Compliance dated 10 January, 2001 issued by the Ministry of Finance in respect of the Company.

         12. A certified copy dated 10 January 2001 of the Register of Directors and Officers of the Company.

         13. A copy of the letter, dated 26th September 2000 evidencing the consent of the Bermuda Monetary Authority to the issue by the Company of the Securities and the Exchange Securities.

         (The documents referred to in 2, 3 and 4 above are together referred to as the "Operative Documents".)